UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 27, 2006

VMS NATIONAL PROPERTIES JOINT VENTURE

(Exact name of Registrant as specified in its charter)

            Illinois

  0-14194

  36-3311347

 (State or other jurisdiction

(Commission

     (I.R.S. Employer

 of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

VMS National Properties Joint Venture, an Illinois joint venture (the “Registrant”), owns Chapelle Le Grande (“Chapelle”), a 105-unit apartment complex located in Merrillville, Indiana.  As previously reported, on December 12, 2006 the Registrant entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Financial Equity Associates, Ltd., an Illinois corporation (the “Purchaser”), to sell Chapelle to the Purchaser for a total sales price of $5,250,000.

On December 27, 2006 the Registrant and the Purchaser agreed to amend the Purchase Agreement (the “First Amended Purchase Agreement”).  The First Amended Purchase Agreement extended the feasibility period from December 27, 2006 until December 29, 2006.  On December 29, 2006 the Registrant and the Purchaser agreed to further amend the Purchase Agreement (the “Second Amended Purchase Agreement”).  The Second Amended Purchase Agreement extends the feasibility period from December 29, 2006 until January 4, 2007.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibit

10.10a

First Amendment to Purchase and Sale Contract between VMS National Properties Joint Venture, an Illinois joint venture, and Financial Equity Associates, Ltd., an Illinois corporation, dated December 27, 2006.

10.10b

Second Amendment to Purchase and Sale Contract between VMS National Properties Joint Venture, an Illinois joint venture, and Financial Equity Associates, Ltd., an Illinois corporation, dated December 29, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VMS National Properties Joint Venture

(an Illinois joint venture)

VMS National Residential Portfolio I

By:

MAERIL, Inc.

Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

 Date:  January 3, 2007

VMS National Residential Portfolio Ii

By:

MAERIL, Inc.

Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

 Date:  January 3, 2007